     FOR IMMEDIATE RELEASE

Hughes Communications Announces 4th Quarter and Full Year 2008 Results

Strong Growth and Record Highs in Revenue and Adjusted EBITDA

Germantown, Md., February 26, 2009—Hughes Communications, Inc. (NASDAQ: HUGH) (“Hughes”), the global leader in broadband satellite network solutions and services, today announced financial results for the fourth quarter and full year ended December 31, 2008. Hughes’ consolidated operations are classified into four reportable segments: North America VSAT; International VSAT; Telecom Systems; and Corporate and Other. The North America VSAT, International VSAT, and Telecom Systems segments represent all the operations of Hughes Network Systems, LLC (“HNS”), Hughes’ principal operating subsidiary.

Full Year 2008 Financial Highlights

•	Revenue crossed $1 billion mark; grew 9% over 2007, 10% on constant dollar basis.
•	Consumer business continued to show strength:
–	Service revenue grew by an impressive 21% over 2007 to $323 million.
–	ARPU increased 5% over 2007 to $65.
–	Subscriber gross adds grew by a record 170,000 or 14% over 2007; 86,000 subscribers on SPACEWAY® 3 as of December 31, 2008; total subscriber count climbed to 433,000 at December 31, 2008.
•	International VSAT revenue grew 10% in 2008 over 2007, 14% on constant dollar basis, with Europe and Brazil service subsidiaries being key growth drivers.
•	New orders of $1.2 billion in 2008. Non-consumer backlog of $841 million at December 31, 2008 representing 12% growth over December 31, 2007 backlog.
•	Significant new contracts awarded by U.S. federal, state and local government agencies with 2008 revenue growing to $28 million—a new and growing market for HNS’ products and services.
•	HNS had record Adjusted EBITDA of $155.4 million for 11% growth over 2007. Hughes had Adjusted EBITDA of $151.4 million, also a record;

4th Quarter 2008 Financial Highlights:

•	Revenue grew 2% over fourth quarter 2007, 7% growth on a constant dollar basis; a solid performance under adverse macroeconomic conditions.

•	Consumer service revenue increased by an impressive 16% over fourth quarter of 2007; 42,000 subscriber gross adds; churn improved to 2.4% from 2.6% in third quarter of 2008.

•	Strong Adjusted EBITDA of $46.4 million for HNS and $45.2 million for Hughes.

•
New orders of $274 million with key enterprise orders from ConocoPhillips, Wyndham, Blockbuster, Tractor Supply, Edward Jones, BP, Hess, and Barrett Xplore in North America; Telemar, SCT, Prodam, SEC Bahia, Primesys, Telespazio, Nynex, SREI, MPOS, Iseyco, and WIND in our international markets.

Set forth below are tables highlighting certain of Hughes’ results for the three and twelve months ended December 31, 2008 and December 31, 2007.

Hughes Communications, Inc.
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(Dollars in thousands)	2008	2007	2008	2007
Revenue
North America VSAT	$180,234	$165,137	$667,665	$615,716
International VSAT	67,067	76,339	237,188	214,833
Telecom Systems	38,361	38,102	155,038	139,526
Corporate and Other	110	127	462	573
Total	$285,772	$279,705	$1,060,353	$970,648

Operating income
North America VSAT	$8,750	$14,709	$21,339	$44,259
International VSAT	7,589	9,861	21,679	19,637
Telecom Systems	5,271	10,188	25,116	25,911
Corporate and Other	(1,089)	(2,378)	(3,842)	(6,171)
Total	$20,521	$32,380	$64,292	$83,636

Net Income	$3,351	$19,931	$9,018	$43,540

Adjusted Net Income*	$8,363	$21,124	$27,961	$47,800

Adjusted EBITDA*	$45,164	$44,040	$151,441	$134,456

New Orders	$274,103	$333,325	$1,164,876	$1,114,146

Hughes Network Systems, LLC
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(Dollars in thousands)	2008	2007	2008	2007
Revenue
North America VSAT	$180,234	$165,137	$667,665	$615,716
International VSAT	67,067	76,339	237,188	214,833
Telecom Systems	38,361	38,102	155,038	139,526
Total	$285,662	$279,578	$1,059,891	$970,075

Operating income
North America VSAT	$8,750	$14,709	$21,339	$44,259
International VSAT	7,589	9,861	21,679	19,637
Telecom Systems	5,271	10,188	25,116	25,911
Total	$21,610	$34,758	$68,134	$89,807

Net income	$4,419	$21,869	$12,096	$49,801

Adjusted EBITDA*	$46,438	$46,352	$155,410	$140,008

New Orders	$273,993	$333,198	$1,164,414	$1,113,573

*	For the definitions of Adjusted Net Income and Adjusted EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

Other Recent Highlights

•
HNS signed an agreement with the Secretariat of Communications and Transportation of Mexico (SCT) for supply of NOC hardware and 4,800 terminals to upgrade the e-Mexico 2 and 3 programs to HNS’ latest technology. The e-Mexico project is an initiative by the Mexican government to bring Internet access to the underserved population of Mexico. The multiyear contract is valued at over $7.5 million.

•
HNS announced the launch of its Inter-Government Crisis Network (IGCN), a unique satellite-based solution that enables government agencies to communicate securely and reliably in preparing for and responding to an emergency—when terrestrial networks are most vulnerable to failure.

•
The Los Angeles County Sheriff's Department selected the Helius digital communications system to inform and train its employees, as well as to keep inmates abreast of correctional facility rules and regulations. The Helius solution, chosen in part because traditional communications channels are often inefficient, will allow the Sheriff's Department to optimize the flow of information from central command to local offices and ensure that timely information is disseminated quickly and efficiently.

•
SPTI-Boldt Group, a major telecommunications service provider in Argentina, selected HNS to supply its advanced HN broadband satellite system hub plus HN7700S and HNS7740S broadband routers to support a variety of SPTI-Boldt’s customers in Argentina. SPTI-Boldt will use the HN system to provide broadband IP services for lottery, government, and corporate programs in Argentina.

•
E&E Enterprises Global, Inc., a leader in telecommunications and information assurance services, announced that it has been selected by the Defense Commissary Agency (DeCA) to provide a HughesNet® high-availability network solution to support DeCA commissaries worldwide. HNS will provide the high-availability VPN service to E&E Enterprises Global as a subcontractor, utilizing its nationwide HughesNet broadband satellite service. The contract award is valued at $12 million and is for a term of one year, with three one-year options.

•
ConocoPhillips selected HNS to supply HughesNet Managed Network Services for its gas station network throughout the United States. Under the contract, HNS is providing a choice of VSAT or DSL services in a PCI compliant architecture, and optional firewall and enhanced security services. Major deployment commenced in the fourth quarter of 2008 with approximately 2,500 sites installed and will continue into the first half of 2009.

•
Wyndham Worldwide extended its contract with HNS for Managed Network Services which support its reservation system at over 5,000 hotel properties across the U.S. The extension provides for the upgrade of 1,500 sites to broadband VSATs and includes options for high-availability and wireline services.

•
Hughes Communications India Ltd. (HCIL), a subsidiary of Hughes, delivered an additional 2600 VSATs in the fourth quarter of 2008 for installation at rural kiosks across multiple states in India. This brings the total number of VSATs delivered to approximately 11,000. The VSAT equipment will enable provision of G2C (government to consumer) services and other services such as internet access and online education, as part of the Government of India’s e-governance initiative to bridge the digital divide.

To summarize, Pradman Kaul, president and CEO said, “I am pleased that we have been able to deliver this strong financial performance in 2008 despite the adverse macroeconomic head winds that accelerated in the third and fourth quarters. The stability and growth in our business model derives largely from the diversity of our products, technologies, markets, and geographies, and the continued shift in our business mix from hardware to services. These factors have helped and will continue to help Hughes weather economic downturns. We come into 2009 with a strong backlog, continued demand for broadband access in our consumer market, adequate satellite capacity, and a strong balance sheet to enable continued growth. I continue to be optimistic about our near and long-term future.”

Commenting on Hughes’ financial performance, Grant Barber, executive vice president and chief financial officer said, “Our continued focus on working capital management, expense control and capital preservation has resulted in a strong cash position of $204 million at December 31, 2008, thus positioning us well for growth.”

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between Hughes’ Net Income as determined under United States of America Generally Accepted Accounting Principles (GAAP), Adjusted Net Income, and Adjusted EBITDA.

Hughes Communications, Inc.
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(Dollars in thousands)	2008	2007	2008	2007
Net income	$3,351	$19,931	$9,018	$43,540
Add
Equity incentive plan compensation	1,733	1,193	5,724	4,260
Long-term incentive/retention cash plan	3,279	-	13,219	-
Adjusted net income	$8,363	$21,124	$27,961	$47,800

Net income	$3,351	$19,931	$9,018	$43,540
Add:
Equity incentive plan compensation	1,733	1,193	5,724	4,260
Interest expense	14,022	9,705	51,327	43,775
Income tax expense	3,463	3,561	7,593	5,337
Depreciation and amortization	20,029	11,039	68,937	45,860
Long-term incentive/retention cash plan	3,279	-	13,219	-
Restructuring charge	-	(26)	-	1,211
Less:
Interest income	(713)	(1,363)	(4,377)	(9,527)
Adjusted EBITDA	$45,164	$44,040	$151,441	$134,456

The following table reconciles the differences between HNS’ Net Income as determined under GAAP and Adjusted EBITDA.

Hughes Network Systems, LLC
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
(Dollars in thousands)	2008	2007	2008	2007
Net income	$4,419	$21,869	$12,096	$49,801
Add:
Equity incentive plan compensation	1,611	918	5,221	3,020
Interest expense	14,022	9,705	51,327	43,772
Income tax expense	3,487	4,095	7,588	5,316
Depreciation and amortization	20,029	11,039	68,937	45,860
Long-term incentive/retention cash plan	3,279	-	13,219	-
Restructuring charge	-	(26)	-	1,211
Less:
Interest income	(409)	(1,248)	(2,978)	(8,972)
Adjusted EBITDA	$46,438	$46,352	$155,410	$140,008

The consolidated financial statements of Hughes and HNS for the twelve months ended December 31, 2008 and December 31, 2007 are attached to this press release.

Note on Use of Non-GAAP Financial Measures
Hughes provides non-GAAP financial data in addition to providing financial results in accordance with GAAP. This press release includes the following supplemental non-GAAP financial measures: Adjusted Net Income and Adjusted EBITDA. Adjusted Net Income excludes from GAAP net income the effects of equity incentive plan compensation and the accrual of the long-term cash incentive retention program, which was adopted in April 2005 in connection with the acquisition of HNS. Adjusted EBITDA is defined as earnings (loss) before interest, income taxes, depreciation, amortization, equity incentive plan compensation, long-term incentive/retention cash plan and restructuring charge. We believe these non-GAAP financial measures provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. Internally, we use these non-GAAP measures in our review of the performance of management and in the performance of our business and operations. Management also uses Adjusted EBITDA of HNS for purposes of determining the payments to be made in connection with the long-term cash incentive retention program. Externally, we believe that investors may find this non-GAAP financial information useful in their assessment of our operating performance. In addition, we believe that these non-GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Adjusted EBITDA of HNS is also used in calculating covenant compliance under HNS’ credit agreements and the indenture governing HNS’ 9½% Senior Notes due 2014.

Adjusted Net Income and Adjusted EBITDA are not recognized terms under GAAP. These non-GAAP measures do not represent net income or cash flows from operations, as these terms are defined under GAAP and should not be considered as alternatives to net income as an indicator of operating performance or to cash flows as a measure of liquidity. Additionally, these non-GAAP measures are not intended to be measures of cash flow available to management for discretionary use, as such measures do not consider certain cash requirements such as capital expenditures (including expenditures on VSAT operating lease hardware and capitalized software development costs), tax payments, debt service requirements
 (including VSAT operating lease hardware), and payments under the long-term cash incentive retention program. Adjusted Net Income and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures reported by other companies. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

About Hughes Communications, Inc.
Hughes Communications, Inc. (NASDAQ: HUGH) is the 100 percent owner of Hughes Network Systems, LLC. Hughes is the global leader in providing broadband satellite networks and services for enterprises, governments, small businesses, and consumers. HughesNet encompasses all broadband solutions and managed services from Hughes, bridging the best of satellite and terrestrial technologies. Its broadband satellite products are based on global standards approved by the TIA, ETSI, and ITU standards organizations, including IPoS/DVB-S2, RSM-A, and GMR-1. To date, Hughes has shipped more than 1.8 million systems to customers in over 100 countries.

Headquartered outside Washington, DC, in Germantown, Maryland, USA, Hughes maintains sales and support offices worldwide. For more information, please visit www.hughes.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, discussions regarding industry outlook and Hughes’ expectations regarding the performance of its business, its future liquidity and capital resource needs, its strategic plans, and objectives. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans” and similar expressions and the use of future dates are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, the following: risks related to Hughes’ substantial leverage and restrictions contained in its debt agreements, technological developments, its reliance on providers of satellite transponder capacity, changes in demand for Hughes’ services and products, competition, industry trends, regulatory changes, foreign currency exchange rate fluctuations, and other risks identified and discussed under the caption “Risk Factors” in Hughes’ Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 10, 2008 and in the other documents Hughes files with the Securities and Exchange Commission from time to time.

###

©2009 Hughes Communications, Inc. All rights reserved. Hughes, HughesNet, and SPACEWAY are registered trademarks of Hughes Network Systems, LLC.

Contact Information

Investor Relations Contact: Deepak V. Dutt,
Vice President, Treasurer and Investor Relations Officer
Email: deepak.dutt@hughes.com
Phone: 301-428-7010

Media Contact: Judy Blake,
Director, Marketing Communications
Email: judy.blake@hughes.com
Phone: 301-601-7330
Attachments

Hughes Communications, Inc.
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Cash Flows

Hughes Network Systems, LLC
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Cash Flows

HUGHES COMMUNICATIONS, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$203,816	$134,092
Marketable securities	-	17,307
Receivables, net	200,373	209,943
Inventories	65,485	65,754
Prepaid expenses and other	20,926	43,720
Total current assets	490,600	470,816
Property, net	507,270	479,976
Capitalized software costs, net	51,454	47,582
Intangible assets, net	19,780	22,513
Goodwill	2,661	-
Other assets	118,628	108,950
Total assets	$1,190,393	$1,129,837
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$82,939	$72,440
Short-term debt	8,252	14,795
Accrued liabilities	157,534	177,932
Due to affiliates	1,507	12,621
Total current liabilities	250,232	277,788
Long-term debt	578,298	577,761
Other long-term liabilities	18,005	6,526
Total liabilities	846,535	862,075
Commitments and contingencies
Minority interests	5,711	5,401
Stockholders' Equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized and no
shares issued and outstanding as of December 31, 2008 and 2007	-	-
Common stock, $0.001 par value; 64,000,000 shares authorized;
21,514,963 shares and 19,195,972 shares issued and outstanding
as of December 31, 2008 and 2007, respectively	22	19
Additional paid in capital	724,558	631,300
Accumulated deficit	(357,850)	(366,868)
Accumulated other comprehensive gain (loss):
Foreign currency translation adjustments	(11,212)	3,305
Unrealized loss on hedging instruments	(17,403)	(5,482)
Unrealized gain on securities	32	87
Total stockholders' equity	338,147	262,361
Total liabilities and stockholders' equity	$1,190,393	$1,129,837

HUGHES COMMUNICATIONS, INC.
Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Year Ended December 31,
	2008	2007
Revenues:
Services	$611,247	$537,688
Hardware sales	449,106	432,960
Total revenues	1,060,353	970,648
Operating costs and expenses:
Cost of services	406,697	356,306
Cost of hardware products sold	378,264	355,475
Selling, general and administrative	177,848	152,051
Research and development	26,833	17,036
Amortization of intangibles	6,419	6,144
Total operating costs and expenses	996,061	887,012
Operating income	64,292	83,636
Other income (expense):
Interest expense	(51,327)	(43,775)
Interest income	4,377	9,527
Other income, net	178	242
Income before income tax expense; equity in losses
of unconsolidated affiliates; and minority interests
in net earnings of subsidiaries	17,520	49,630
Income tax expense	(7,593)	(5,337)
Equity in losses of unconsolidated affiliates	(599)	(640)
Minority interests in net arnings of subsidiaries	(310)	(113)
Net Income	$9,018	$43,540
Basic net earnings per common share:	$0.44	$2.31
Diluted net earnings per common share:	$0.44	$2.26
Basic weighted average common shares outstanding	20,317,155	18,860,517
Diluted weighted average common shares outstanding	20,633,833	19,227,919

HUGHES COMMUNICATIONS, INC.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Year Ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$9,018	$43,540
Adjustments to reconcile net income to cash flows
from operating activities:
Depreciation and amortization	68,937	45,860
Amortization of debt issuance costs	1,424	906
Equity plan compensation expense	5,724	4,260
Minority interests	310	113
Equity in losses from unconsolidated affiliates	599	640
Other	(97)	340
Change in other operating assets and liabilities, net of acquisition:
Receivables, net	(2,540)	(23,270)
Inventories	(2,710)	(3,708)
Prepaid expenses and other	(9,319)	(10,442)
Accounts payable	6,314	14,100
Accrued liabilities and other	(5,957)	21,176
Net cash provided by continuing operations	71,703	93,515
Cash flows from investing activities:
Change in restricted cash	3,104	1,168
Purchases of marketable securities	(2,070)	(32,864)
Proceeds from sales of marketable securities	19,190	122,690
Expenditures for property	(81,669)	(233,952)
Expenditures for capitalized software	(14,564)	(14,228)
Proceeds from sale of property	-	516
Acquisition of Helius, Inc., net of cash received	(10,543)	-
Additional equity investment in Hughes Systique Corporation	(1,500)	-
Hughes Systique Corporation note receivables	(500)	-
Net cash used in investing activities	(88,552)	(156,670)
Cash flows from financing activities:
Net increase in notes and loans payable	223	376
Proceeds from equity offering	94,498	-
Equity offering related costs	(1,452)	-
Proceeds from exercise of stock options	75	113
Long-term debt borrowings	3,606	119,731
Repayment of long-term debt	(13,749)	(24,843)
Debt issuance costs	-	(2,053)
Net cash provided by financing activities	83,201	93,324
Effect of exchange rate changes on cash and cash equivalents	3,372	(3,010)
Net increase in cash and cash equivalents	69,724	27,159
Cash and cash equivalents at beginning of the period	134,092	106,933
Cash and cash equivalents at end of the period	$203,816	$134,092
Supplemental cash flow information:
Cash paid for interest	$54,139	$53,594
Cash paid for income taxes	$3,622	$3,567
Supplemental non-cash disclosures related to:
95 West capital lease	$5,838

HUGHES NETWORK SYSTEMS
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$100,262	$129,227
Marketable securities	-	11,224
Receivables, net	200,259	209,731
Inventories	65,485	65,754
Prepaid expenses and other	20,425	42,131
Total current assets	386,431	458,067
Property, net	507,270	479,976
Capitalized software costs, net	51,454	47,582
Intangible assets, net	19,780	22,513
Goodwill	2,661	-
Other assets	112,511	103,870
Total assets	$1,080,107	$1,112,008
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$80,667	$69,497
Short-term debt	8,252	14,795
Accrued liabilities	156,796	177,136
Due to affiliates	2,619	13,473
Total current liabilities	248,334	274,901
Long-term debt	578,298	577,761
Other long-term liabilities	18,005	6,526
Total liabilities	844,637	859,188
Commitments and contingencies
Minority interests	5,629	5,350
Equity:
Class A membership interests	177,425	180,655
Class B membership interests	-	-
Retained earnings	80,999	68,903
Accumulated other comprehensive gain (loss):
Foreign currency translation adjustments	(11,212)	3,305
Unrealized loss on hedging instruments	(17,403)	(5,482)
Unrealized gain on securities	32	89
Total equity	229,841	247,470
Total liabilities and equity	$1,080,107	$1,112,008

HUGHES NETWORK SYSTEMS
Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Year Ended December 31,
	2008	2007
Revenues:
Services	$610,785	$537,115
Hardware sales	449,106	432,960
Total revenues	1,059,891	970,075
Operating costs and expenses:
Cost of services	406,673	356,232
Cost of hardware products sold	378,264	355,475
Selling, general and administrative	173,568	145,381
Research and development	26,833	17,036
Amortization of intangibles	6,419	6,144
Total operating costs and expenses	991,757	880,268
Operating income	68,134	89,807
Other income (expense):
Interest expense	(51,327)	(43,772)
Interest income	2,978	8,972
Other income, net	178	193
Income before income tax expense and minority
interest in net earnings of subsidiaries	19,963	55,200
Income tax expense	(7,588)	(5,316)
Minority interests in net earnings of subsidiaries	(279)	(83)
Net income	$12,096	$49,801

HUGHES NETWORK SYSTEMS
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$12,096	$49,801
Adjustments to reconcile net income to cash flows
from operating activities:
Depreciation and amortization	68,937	45,860
Amortization of debt issuance costs	1,424	906
Gain on receipt of investment by subsidiary	-	-
Equity plan compensation expense	473	309
Minority interests	279	83
Other	(112)	384
Change in other operating assets and
liabilities, net of acquisition:
Receivables, net	(2,638)	(23,319)
Inventories	(2,710)	(3,708)
Prepaid expenses and other	(10,811)	(9,648)
Accounts payable	6,985	12,767
Accrued liabilities and other	(3,758)	21,769
Net cash provided by operating activities	70,165	95,204
Cash flows from investing activities:
Change in restricted cash	3,104	379
Purchases of marketable securities	-	(22,096)
Proceeds from sales of marketable securities	11,090	114,105
Expenditures for property	(81,669)	(233,952)
Expenditures for capitalized software	(14,564)	(14,228)
Proceeds from sale of property	-	516
Acquisition of Helius, Inc., net of cash received	(10,543)	-
Net cash used in investing activities	(92,582)	(155,276)
Cash flows from financing activities:
Net increase (decrease) in notes and loans payable	223	376
Long-term debt borrowings	3,606	119,731
Repayment of long-term debt	(13,749)	(24,843)
Debt issuance costs	-	(2,053)
Net cash provided by (used in) financing activities	(9,920)	93,211
Effect of exchange rate changes on cash and cash equivalents	3,372	(3,010)
Net increase (decrease) in cash and cash equivalents	(28,965)	30,129
Cash and cash equivalents at beginning of the period	129,227	99,098
Cash and cash equivalents at end of the period	$100,262	$129,227
Supplemental cash flow information:
Cash paid for interest	$54,139	$53,592
Cash paid for income taxes	$3,598	$3,357
Supplemental non-cash disclosures related to:
95 West capital lease	$5,838